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                                                                     EXHIBIT 8.1

                                [K&S Letterhead]


June 20, 2006



Great Wolf Resorts, Inc.
122 West Washington Avenue
Madison, WI 53703

         RE: FORM S-1 REGISTRATION STATEMENT

Ladies and Gentlemen:

         We have acted as counsel to Great Wolf Resorts, Inc. (the "Company") and GW Capital Trust II (the "Trust") in connection with the Registration Statement on Form S-1 filed on the date hereof with the Securities and Exchange Commission (the "Registration Statement") relating to the registration of (1) the Trust Preferred Securities (Liquidation Amount of $25 per Trust Preferred Security) of the Trust (the "Trust Preferred Securities"), (2) the Junior Subordinated Debentures of the Company due June 1, 2036, and (3) the Trust Preferred Securities Guarantee of the Company.

         We hereby confirm that the statements set forth in the Registration Statement in the section entitled "United States Federal Income Tax Consequences," subject to the qualifications, assumptions, exceptions and limitations set forth therein (and excluding any statements concerning beliefs of, or positions to be taken by, the Company or the Trust), insofar as they discuss matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute our opinion as to the material United States federal income tax consequences of the purchase, ownership and disposition of the Trust Preferred Securities.

         We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the caption "United States Federal Income Tax Consequences." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.



                                        Very truly yours,


                                        /s/ King & Spalding LLP



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